UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 19, 2013

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

601 Carlson Parkway, Minnetonka Minnesota 55305
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As required by the Pennsylvania Insurance Department in connection with its review of the sale of the Company's runoff business pursuant to the stock purchase agreement with Trebuchet US Holdings, Inc., a wholly owned subsidiary of Armour Group Holdings Limited, dated as of October 17, 2012 (the Stock Purchase Agreement), an independent actuarial firm was engaged to conduct a review of the unpaid loss and loss adjustment expense (LAE) reserves to be transferred pursuant to the Stock Purchase Agreement. The independent actuarial review has been completed, and the summary report is publicly available on the Pennsylvania Insurance Department's website at http://www.portal.state.pa.us/portal/server.pt/community/industry_activity/9276/onebeacon_application_materials/1579224.

The Company expects that the sale transaction will close in the fourth quarter of 2013 pending approval by the Pennsylvania Insurance Department. As contemplated by the Stock Purchase Agreement, the Company may provide, under certain scenarios, financing in the form of surplus notes. The Company continues to believe that its unpaid loss and LAE reserves (including the runoff reserves to be transferred pursuant to the Stock Purchase Agreement) make a reasonable provision for expected future loss and LAE payments and represent management's best estimate within a range of reasonable estimates. Refer also to the Critical Accounting Estimates on pages 65-76 in the Company's 2012 Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: September 19, 2013
	By:	/s/ Paul H. McDonough
Paul H. McDonough
Chief Financial Officer

3